Exhibit 10.1

Form Agreement

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (“Agreement”) is entered into as of the Grant Date specified below, by and between [            ] (“Participant”) and ExactTarget, Inc., a Delaware corporation (“Company”).

1. Option Grant. The Company has granted to the Participant a Non-Qualified Stock Option (“Option”) to purchase shares of the common stock of the Company pursuant to the ExactTarget, Inc. 2008 Equity Incentive Plan (“Plan”), subject to the terms and conditions of the Plan and this Agreement. The Option terms include the following:

(a)	Grant Date: [ ]

(b)	Number of Shares Subject to Option: [ ]

(c)	Exercise Price per Share: [$ ]

(d)	Expiration Date: [Ten Years after Grant Commencement Date]

The Option is subject to the terms of the Plan, which are incorporated by reference as if fully set out herein. By signing this Agreement, the Participant acknowledges that he/she has received a Prospectus for the Plan and been given the opportunity to receive a copy of the Plan.

2. Defined Terms and Rules of Construction. Except as otherwise defined herein, capitalized terms shall have the meanings specified by the Plan, and the rules of construction specified in the Plan shall apply to this Agreement as well. In addition, the following terms, when capitalized herein, shall have the meanings set out below:

“Exercise Notice” means a written notice on a form acceptable to the Company that satisfies the requirements of Section 5 of this Agreement.

“Expiration Date” means the date specified in Subsection 1(d).

“Option Shares” means the Shares subject to the Option.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transferee” means a trust to which the Participant has transferred his rights hereunder, with approval of the Committee, provided that such trust is a grantor trust and the Participant and his family members (as defined in the following sentence) own more than 50% of the beneficial interests under such trust. For purposes of the preceding sentence, “family member” means the Participant’s current or former spouse, child, stepchild, and parent, including adoptive relationships.

3. Vesting and Exercisability. Unless more rapid vesting is required by the Plan or another provision of this Agreement, the Option shall become vested and exercisable as follows:

(a) With respect to 25% of the Option Shares, on the first anniversary of the Grant Date, provided that the Participant has not Separated from Service before such date.

(b) With respect to 1/48th of the Option Shares, on the same day of the month as the first anniversary of the Grant Date in each of the 36 months next following the month in which the first anniversary of the Grant Date occurs, provided, however, no further vesting shall occur after the Participant’s Separation from Service.

4. Non-Transferability. Neither the Option nor any portion thereof may be transferred, sold, pledged, assigned, hypothecated, or disposed of in any manner by the Participant other than by will or the laws of descent and distribution to the extent hereinafter set forth or by a donative transfer to a Transferee approved by the Committee. The Option may be exercised during the Participant’s lifetime only by the Participant or Transferee or, upon the Participant’s legal incapacity to act on his or her own behalf, by the Participant’s conservator or other lawful representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation, or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process, or similar process, whether legal or equitable, upon the Option.

5. Method of Exercise and Payment.

(a) The Option may be exercised from time to time, in whole or part, to the extent then vested and exercisable, only by the person exercising the Option providing an executed Exercise Notice to the Treasurer of the Company at the Company’s principal offices, stating the holder’s election to exercise the Option and the total number of whole Shares to be purchased. If the person exercising the Option is not the Participant, he/she must submit acceptable proof of his/her right to exercise the Option.

(b) At the time of exercise, the person exercising the Option shall (i) pay the full Exercise Price for the Shares purchased pursuant to the Option and (ii) provide for the payment of funds to the Company of applicable tax withholding, by check payable to the order of the Company, or in such other form of consideration permitted by the Plan as the Committee, in its sole discretion, may deem appropriate. To the extent permitted by the Committee and applicable securities laws, an Option holder may use an approved broker-assisted exercise program for exercise of the Option and the payment of withholding taxes. No such program may be used during any period in which the holder is prohibited from selling Shares.

(c) As soon as practicable after the Company receives the Exercise Notice and exercise price (including tax withholding), it shall deliver the person exercising the Option, in the name of such person, a certificate or certificates representing the purchased Option Shares (or provide for direct registration of the Shares by book-entry in the name of the person exercising the Option). In the case of a broker-assisted cashless exercise, shall certificates may be issued to the broker.

6. Termination of Option. To the extent that any portion of the Option has not been exercised in full before its termination or Expiration Date, whichever is earlier, it shall terminate and become void and of no effect on such date. In addition, if the Participant Separates from Service, the Option shall terminate as provided below:

(a) If the Participant incurs a Separation from Service at a time when Cause exists, the Option shall terminate upon the Participant’s Separation from Service (unless it expires or is terminated pursuant to another provision of the Plan or this Agreement before such time).

(b) If the Participant incurs a Separation from Service not described in Subsection (a) above, the Option shall terminate three months after the Participant’s Separation from Service (unless the Option expires or is terminated pursuant to another provision of the Plan or this Agreement before such time).

7. Investment Representations. In connection with his exercise of the Option, the option holder shall, to the extent requested to do so by the Company, make appropriate investment representations and warranties, as determined by the Company.

8. Market Lock-Out. By exercising all or part of the Option, the option holder agrees that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the option holder will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Option Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

9. Securities Law Requirements. If the Committee determines that issuing Shares pursuant to the Plan or otherwise carrying out any term of this Agreement or the Plan would violate applicable securities laws, the Company shall not be required to issue such Shares or carry out such term.

10. Indemnification. The Participant agrees to hold the Company and its officers, managers, and controlling persons (as defined in the Securities Act), and any persons affiliated with any of them or with the issuance of the Option harmless from all expenses, liabilities, and damages (including reasonable attorneys’ fees) (i) deriving from a disposition of the Option or the Option Shares in a manner that violates the Securities Act or of any applicable state securities law or (ii) that may be suffered by any person by reason of any breach of a representation required of the Participant by this Agreement or the Plan.

11. No Right to Continued Service. This Agreement does not confer on the Participant any right to continued employment or service with the Company (or its parent or subsidiary) or interfere in any way with the right of the Company (or its parent or subsidiary) to terminate the Participant’s employment or service at any time.

12. Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as required or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

If to the Company:	ExactTarget, Inc. 20 N. Meridian St., Suite 200 Indianapolis, IN 46204 Attn: Human Resources

With a copy to:	Steven K. Humke Ice Miller LLP One American Square Suite 3100 Indianapolis, IN 46282-0200

If to the Participant:	At the Participant’s most recent home address, as specified in the Company’s record.

13. Amendment. This Agreement may be amended only by written agreement of the parties hereto and to the extent permitted by the Plan.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

15. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto respecting the subject matter hereof, and there are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

PARTICIPANT	EXACTTARGET, INC.

By:
[Signature]	Traci Dolan, Chief Administrative Officer

Street Address

City, State, Zip Code

Social Security No.

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